Exhibit 99.1

Crown Electrokinetics Reports Stub Period Financial Results for the Nine Months Ended December 31, 2021

Los Angeles, California, March 30th, 2022 -- Crown Electrokinetics Corp. (NASDAQ: CRKN) (“Crown” or the “Company”), a leading smart glass technology company, will today report its financial results for the nine-month Stub Period ended December 31, 2021.

Doug Croxall, Crown, CEO, “In less than one year we have vertically integrated all manufacturing processes internally. This is quite an accomplishment and a departure from our original plan to have contract manufacturers produce our electrokinetic film. The growth of our talented team and the execution of our business plan now positions Crown for first product delivery in a matter of months. We look forward to delivering our generation 1.0 Smart Window Insert this summer.”

Crown Updates During and Subsequent to the nine-month Stub Period

The Company expects to have its new facilities in Oregon operational by the end of the second quarter 2022. The Salem facility will manage the assembly of the Inserts and the Research and Development lab in Corvallis, will continue to improve its defect-free film and run its initial production of electrokinetic film for first product launch in the Summer 2022.

Key product differentiators will include extremely low power consumption (solar-powered), faster tinting speed and the ability to retrofit existing windows.

On March 25th, the Company entered its third MSA (Master Supply Agreement) with another large REIT (Real Estate Investment Trust), to install its Smart Window Inserts powered by DynamicTintTM in its office buildings. The MSA provides the terms and conditions under which purchase orders will be executed.

Financial Results for the nine-month Stub Period ended December 31, 2021, compared to the nine months ended December 2020

Net Loss: Net loss for the nine-month Stub period ended December 31, 2021, was $16.5 million which included $8.7 million of non-cash stock-based compensation expense. This Net loss was $3.6 million lower than the $20.1 million recorded during the nine months ended December 31, 2020, which included $16.5 million of non-cash compensation and financing expenses.

Operating Expenses: Operating Expenses were $16.9 million comprising $8.7 million of non-cash stock-based compensation, $4.5 million of payroll expense, $2.3 million in consulting and professional fees, and $1.5 million of operating overhead. Operating expenses for the nine months ended December 31, 2020, were $14.1 million which included non-cash stock-based compensation of $11.0 million.

Other Income/Expenses: Other Income was $0.4 million during the nine months ended December 31, 2021. Other Expense was $6.0 million for the nine months ended December 31, 2020, and was primarily due to interest incurred on convertible notes.

Cash Position: For the nine months ended December 31, 2021, the Company deployed $8.6 million of cash for operations and $0.8 million for investing activities. As of December 31, 2021, cash and cash equivalents were $6.1 million. In March 2022 Crown executed a $10 million standby letter of credit.

Conference Call and Webcast Information

The Company will host a conference call and audio webcast that morning at 11:00 a.m. Eastern Time featuring remarks by Doug Croxall, Chairman & CEO and Joel Krutz, CFO.

Event:	Crown Electrokinetics Earnings Conference Call for the nine-month Stub Period ended December 31, 2021,
Date:	Wednesday, March 30, 2022
Time:	11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time
Live Call:	+ 1-877-451-6152 (U.S. Toll Free) or +1-201-389-0879 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1533110&tp_key=e6bfa2f897

For interested individuals unable to join the conference call, a replay will be available through April 13, 2022, at +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 13727498.

An archived version of the webcast will also be available on Crown’s Investor Relations site: https://ir.crownek.com/.

About Crown Electrokinetics

Crown is a smart glass technology company and the creator of DynamicTint™ We Make Your Glass Smarter™. Originally invented by Hewlett-Packard (HP, Inc.), our technology allows any glass surface to transition between clear and dark in seconds. With applications to a wide array of windows, including commercial buildings, automotive sunroofs, and residential skylights, we partner with leading glass and film manufacturers for mass production and distribution. At the core of our technology is a thin film that is powered by electrically charged pigment which not only replaces common window tints but is also a more sustainable alternative to traditional window treatments. With its unique ability to be retrofitted to existing glass, DynamicTint™ offers myriad benefits related to reducing carbon emissions. The company is supported by a robust patent portfolio.

Safe Harbor Statement: Statements in this news release may be “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Crown Electrokinetic Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Crown Electrokinetics

IR Email: info@crownek.com

Source: Crown Electrokinetics: www.crownek.com

Crown Electrokinetics, Corp

Balance Sheets

	December 31, 2021	March 31, 2021

ASSETS
Current assets:
Cash	$6,130	$15,297
Prepaid & other current assets	687	346
Total current assets	6,817	15,643
Property and equipment, net	895	209
Intangible assets, net	1,761	1,650
Other assets	179	20
TOTAL ASSETS	$9,652	$17,522

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$358	$285
Accrued expenses	298	211
Notes payable	8	439
Total current liabilities	664	935
Total liabilities	664	935

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001; 50,000,000 shares authorized, no shares outstanding	-	-
Series A preferred stock, par value $0.0001; 300 shares authorized, 251 shares outstanding as of December 31, 2021 and March 31, 2021, respectively	-	-
Series B preferred stock, par value $0.0001; 1,500 shares authorized, 1,443 shares outstanding as of December 31, 2021 and March 31, 2021, respectively	-	-
Series C preferred stock, par value $0.0001; 600,000 shares authorized, 500,756 shares outstanding as of December 31, 2021 and March 31, 2021, respectively	-	-
Common stock, par value $0.0001; 200,000,000 shares authorized; 14,530,126 and 14,856,480 shares outstanding as of December 31, 2021 and March 31, 2021, respectively	1	1
Additional paid-in capital	82,677	73,789
Accumulated deficit	(73,690)	(57,203)
Total stockholders’ equity	8,988	16,587
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,652	$17,522

Crown Electrokinetics, Corp

Statements of Operations

	Nine months ended December 31,
	2021	2020
		(Unaudited)
Operating expenses:
Research and development	$2,496	$2,635
Selling, general and administrative	14,367	11,455
Total operating expenses	16,863	14,090

Loss from operations	(16,863)	(14,090)

Other income (expense):
Other expense	(55)	(55)
Interest expense	(7)	(2,665)
Loss on exchange of notes payable for common stock and warrants	-	(1,521)
Gain (loss) on extinguishment of debt	7	(453)
Gain on forgiveness of PPP loan	431	-
Change in fair value of warrant liability	-	(1,337)
Change in fair value of derivative liability	-	39
Total other income (expense)	376	(5,992)

Net loss	$(16,487)	$(20,082)

Net loss per share, basic and diluted:	$(1.13)	$(2.70)

Weighted average shares outstanding, basic and diluted:	14,596,019	7,430,701

Crown Electrokinetics, Corp

Statements of Cash Flows

	Nine months ended December 31,
	2021	2020
		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,487)	$(20,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	8,458	10,663
Issuance of common stock to consultants	244	302
Depreciation and amortization	225	57
(Gain) loss on extinguishment of debt	(7)	453
Gain on forgiveness of PPP loan	(431)	-
Loss on exchange of notes payable for common stock and warrants	-	1,521
Amortization of debt discount	-	2,256
Non-cash expenses for placement agent	-	55
Change in fair value of warrant liability	-	1,337
Change in fair value of derivative liability	-	(39)
Changes in operating assets and liabilities:
Prepaid and other assets	(500)	(189)
Account payable	(126)	120
Accrued expenses	87	(408)
Accrued interest	-	349
Net cash used in operating activities	(8,537)	(3,605)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(552)	(82)
Purchase of patents/R&D license	(264)	(25)
Net cash used in investing activities	(816)	(107)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock, net of fees	-	1,599
Proceeds from the exercise of stock options	186	-
Proceeds from related parties non-interest bearing advance	-	25
Repayment of senior secured promissory note	-	(200)
Proceeds from PPP loan	-	205
Repayment of related party non interest bearing advance	-	(50)
Repayment of notes payable	-	(53)
Proceeds from issuance of senior secured convertible notes and common stock warrants	-	2,676
Common stock repurchased and subsequently canceled	-	(450)
Payment of financing costs	-	(52)
Net cash provided by financing activities	186	3,700

Net decrease in cash	(9,167)	(12)
Cash — beginning of year	15,297	48
Cash — end of year	$6,130	$36

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